Exhibit 4.23

MUFG Bank of Mitsubishi UFJ, Ltd.

Solution Products Department Administration Group

4-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan

DATE: June 24, 2024

TO :Yoshitsu Co.,Ltd.

Mizuho Bank, Ltd. Kameido Corporate Department Liaison Section 3

Risona Bank Kinshicho Branch Lending Section Sumitomo Mitsui Banking Corporation Kinshicho Corporate Banking Division .

The Iyo Bank, Ltd. Shinjuku Branch

The Chiba Bank, Ltd. Koiwa Branch

The Tokyo Star Bank, Ltd. Head Office Sales Department, Credit Administration Division

Sumitomo Mitsui Trust Bank, Limited Head Office Sales Department 6, Section 2

The Ashikaga Bank, Ltd. Urawa Branch Loan Group

The Suruga Bank, Limited Tokyo Branch

The Kochi Bank, Limited Tokyo Branch Sales Section The Tokushima Taisho Bank, Ltd. Kameido Branch

The Towa Bank, Ltd. Tokyo Branch Corporate Liaison Section

The Kansai Mirai Bank, Ltd. Tokyo Branch Loan Section

The Hachijuni Bank, Ltd. Tokyo Sales Department Loan Section

The North Japan Bank, Ltd. Tokyo Branch Credit Management Group

Article 1 Amendments to Original Agreement

DATE: June 24, 2024

TO :Loan Department Examination Section, Toei Shinkin Bank

MUFG Mitsubishi UFJ Bank

MUFG Solution Products Department Administration Group

4-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan

Mr. Kuwahara

FAX: 03-5607-7311

Bank of Mitsubishi UFJ, Ltd. Kinshicho Branch, Business Partner Section 3

Mr. Hanamura

FAX: 03-3634-2489

FROM: Solution Products Department, The Bank of Mitsubishi UFJ, Ltd.

Administration Group

In charge of the case: Mr. Hosokawa

Office: Mr. Hamano and Mr. Kuriyama

Representative TEL: FAX:

03-3240- 8870

03-3212-7578 TEL: 050-3841-8339 TEL: 050-3844-5478, 5487

PAGES: 29 including sending one

RE “Revolving Credit Facility Agreement Fourth Amendment (signed version)”

Thank you for your continued support.

We are writing to inform you of the following Revolving Credit Facility Agreement (signed by all parties).

Please take this opportunity to review the following Revolving Credit Facility Agreement (already signed by all parties).

The original custody certificate and the Conformed Copy will be sent separately by mail to

■ Date of Execution: September 27, 2022

■ Borrower: Yoshitsu Co.,Ltd.

Fourth Amendment to Revolving Credit Facility Agreement

Yoshitsu Co., Ltd. (“Borrower”) (the “Borrower”), Mei Kanayama as Guarantor (the “Guarantor”), Mitsubishi UFJ Bank Limited, Mizuho Bank Limited, Resona Bank, Ltd. The Mizuho Bank, Ltd., The Resona Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Iyo Bank, Ltd. The Hachijuni Bank, Ltd., The Kitanihon Bank, Ltd. and The Toei Credit Bank (the “Lenders”), as well as Mitsubishi UFJ Trust and Banking Corporation in its capacity as agent. The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as agent (the “Agent”) (the “Agent”), in its capacity as Agent, hereby ratifies the Revolving Credit Facility Agreement, dated as of September 27, 2022, by and among the Borrower, the Guarantors, all Lenders and the Agent (as amended, the “Original Agreement”), as amended, as follows. This Revolving Credit Facility Agreement, as amended (the “Agreement”), is made and entered into as of September 27, 2022, by and between the parties hereto (the “Parties”). The following Revolving Credit Facility Agreement Fourth Modification Agreement (hereinafter referred to as the “Agreement”) is hereby executed. The terms used in this Agreement shall have the meanings ascribed to them in the Original Agreement, except as otherwise defined herein.

ARTICLE 1: Amendments to the Original Agreement

1.

Notwithstanding any provision to the contrary in the Original Agreement, the terms and conditions of the following loans made pursuant to the Original Agreement (the “Modified Loans”) are hereby modified as follows

(Loan Subject to Modification)

Date of Execution 　          August 31, 2023

Amount of Loan 　 　         ¥7,850, 000, 000

Predicated Loan Period      1 month

Maturity Date                      June 28, 2024

(Terms)

Maturity Date (Article 1 of the Original Agreement 55)

(“Modification Before Maturity Date”) June 28, 2024

(“Modification After Maturity Date”) December 30, 2024

2.

The following provisions are added after Article 1, Item 58 of the Original Agreement as Items 59 through 63 of the same paragraph.

59 6Month Sales Average

The amount calculated by dividing by 6 the total amount of sales for the most recent six months, including the sales for the month in which the base date for the preparation of the trial balance falls, as shown in the non-consolidated trial balance to be submitted in accordance with Article 21.1.1 (i) of this Agreement.

60 Accounts Receivable Balance (Actual)

The amount of accounts receivable as shown on the non-consolidated trial balance submitted pursuant to Article 21.1.1 (i) of the Agreement.

61 Accounts Receivable Turnover Months Achieved

The first month after the end of June 2024 in which the balance of accounts receivable (actual) as of the end of each month is less than or equal to the six-month sales average as of the end of the same month multiplied by 5.5.

62 Phase 1

Period from June 1, 2024 to the end of the month in which the accounts receivable turnover month is achieved.

63 Phase 2

The period from the first day of the month following the month in which the accounts receivable turnover is achieved to December 30, 2024.

3.

Article 21.1.1(b) of the Original Agreement

(Before modification)

(b) Financial Documents (Reports, etc.)

If the Borrower prepares any Financial Documents, etc., it shall promptly submit copies of such Financial Documents, etc. to all Lenders and the Agent. However, if the Borrower prepares reports, etc., in lieu of copies of such financial statements, etc., copies of such reports, etc. shall be submitted to all Lenders and the Agent promptly after submission to the competent financial bureau chief. In the event that the Borrower electronically discloses the Report, etc. through the Electronic Disclosure for Investors’ NETwork (EDINET), which is an electronic disclosure system for disclosure documents such as securities reports under the Financial Instruments and Exchange Act (EDINET is an electronic data processing system for disclosure prescribed in Article 27-30-2 of the Financial Instruments and Exchange Act), the submission of such copies shall be deemed to have been made at the time such disclosure was made. (2) The disclosure of the information shall be deemed to have been made at the time of the submission of the copy. If any Lender or Agent requests a copy of the Reports, etc., the Borrower shall promptly submit such copy to such Lender or Agent. In addition, in preparing such financial statements, etc. (or reports, etc., if the Borrower has prepared such reports, etc.), the Borrower shall prepare such financial statements, etc. accurately and legally in accordance with accounting standards generally accepted in Japan and, if required by law to have such financial statements, etc. audited, shall obtain the necessary audits.

(After modification)

(b) Financial Statements (Reports, etc.) and Audit Reports

If the Borrower prepares any Financial Statements, etc., it shall promptly furnish copies of such Financial Statements, etc. to all Lenders and the Agent. However, if the Borrower prepares any reports, etc., a copy of such reports, etc. shall be submitted to all Lenders and the Agent promptly after submission to the Director of the relevant Finance Bureau in lieu of a copy of such financial statements, etc. If the Borrower makes electronic disclosure of the Reporting Persons, etc. through the Electronic Disclosure for Investors’ NETwork (EDINET), which is an electronic disclosure system for disclosure documents such as aim of securities reports under the Financial Instruments and Exchange Act (EDINET is an electronic data processing system for disclosure prescribed in Article 27-30-2 of the Financial Instruments and Exchange Act), the submission of such copy is deemed to have been made at the time when the disclosure was made. (2) The disclosure of the information shall be deemed to have been made at the time of the submission of the copy. In addition, if any Lender or Agent requests a copy of the Reports, etc., the Borrower shall promptly submit such copy to such Lender or Agent. In addition, in preparing such financial statements, etc. (or reports, etc., if the Borrower has prepared such reports, etc.), the Borrower shall prepare such financial statements, etc. accurately and legally in accordance with accounting standards generally accepted in Japan and, if required by laws and regulations to have such financial statements, etc. audited, shall obtain the necessary audits. (ii) To prepare and submit to all lenders and the Agent, within six months of the end of the fiscal year ending March 2024, an audit report that expresses an appropriate opinion from a domestic audit firm, if required by law or regulation. In addition, if the financial statements, etc. are prepared in accordance with accounting standards generally accepted in the U.S., they shall be prepared accurately and legally in light of such standards, and if NASDAQ’s listing rules require that the financial statements, etc. be audited, the necessary audits shall be obtained, and the financial statements, etc. shall be submitted to all lenders and agents within six months of the last day of the fiscal year ending March 2024 or later. (ii) After the fiscal year ending March 31, 2024, submit to the Lenders and the Agent an audit report that expresses an appropriate opinion from a U.S. auditing firm within five months of the last day of each fiscal year.

4.

Article 21.1.1(i) of the Agreement

(Before modification)

(i) Trial Balance

Prepare a non-consolidated trial balance of the Borrower with the last day of each month as the base date for preparation, with the last day of December 2023 as the first base date for preparation, by the 15th day of the second month following the month containing such base date (or if such date is a non-business day, the next business day).

(After modification)

(i) Trial Balance

Prepare a non-consolidated trial balance of the Borrower with the last day of each month as the preparation base date, with the last day of December 2023 as the first preparation base date, and submit such trial balance to all Lenders and the Agent by the 15th day of the second month following the month that includes such preparation base date (or if such day is not a business day, the following business day). (However, if the base date is set on or after the last day of June 2024, the trial balance shall be submitted to all lenders and the Agent by the last day of the month following the month in which the base date falls (or, if such last day falls on a non-business day, the next business day)).

5.

Article 21.1.1 of the Original Agreement (k)

(Before modification)

(k) Accounts Receivable Detail

Prepare an accounts receivable detail for the Borrower’s top 20 outstanding accounts receivable companies with the first preparation reference date of the last day of September 2022 and the last day of March, June, September and December of each year, and submit such accounts receivable detail to all Lenders and Agents by the 15th of the second month following the month containing such preparation reference date. (If the 15th day of the month falls on a non-business day, the business day immediately following the 15th day of the month) to all Lenders and Agents.

(After modification)

(k) Accounts Receivable Details

Prepare a statement of the Borrower’s top 20 accounts receivable balances with a first preparation reference date of the last day of September 2022 and a preparation reference date of the last day of each month, and submit such statement of accounts receivable to the Agent by the 15th day of the second month following the month in which the reference date falls. (If the 15th day of the month falls on a non-business day, the business day immediately following the 15th day of the month) of the month following the month in which such base date falls, (or, if the last day of the month falls on a non-business day, the business day immediately following the last day of the month), and submit such accounts receivable statements to all Lenders and the Agent.

6.

Article 21.1.1(1) of the Original Agreement

(Before Modification)

(1) Borrowing Report

The Lenders shall prepare a report in the form attached hereto as Exhibit 4 reporting compliance with the provisions of this Section 3(h) with the last day of each month as the record date for the first such report to be prepared as of the end of August 2022, and shall submit such report to all Lenders and Agents by the 15th day of the month following the month that includes such record date. If such 15th day falls on a non-business day, then the business day immediately following such day.

(After modification)

(1) Report on Borrowings

The Lenders shall prepare and submit to all Lenders and Agents a report on compliance with the provisions of this Section 3 (h) with the last day of August 2022 as the first preparation record date and the last day of each month as the preparation record date. (2) Report on the status of compliance with the items stipulated in Section 3 (h) of this Agreement, in the form attached hereto as Exhibit 4, by the 15th day of the second month following the month in which such base date falls (or, if such 15th day falls on a non-business day, by the business day immediately following such day) (or, if the base date is on or after the last day of June 2024, by the last day of the month following the month in which such base date falls). (If the last day of June 2024 or later falls on a non-business day, the business day immediately following the last day of the month.

7.

Article 21.1.1(p) of the Original Agreement

(Before modification)

(p) Measures to prevent recurrence of deficient consumption tax refund procedures Measures to prevent recurrence of deficient consumption tax refund procedures as described in the “Consumption Tax Audit” dated June 2, 2023, prepared by the attorney representing the Borrower (including but not limited to measures to improve internal systems and to alert exporters) The measures include, but are not limited to, improvement of internal systems and alerts to exporters.) (If such date falls on a non-business day, the next business day), and report the preventive measures to the lender and the agent by March 29, 2024 (if such date falls on a non-business day, the next business day). (If such date falls on a non-business day, the following business day), and prepare a document confirming the status of implementation of the relevant preventive measures, with the last day of each month thereafter (if such date falls on a non-business day, the following business day) as the base date for the first preparation, and submit the document to the Agent on the last day of the month following the month in which such base date falls (if such date falls on a day that is not a business day, the following business day).

(After modification)

(p) Measures to prevent recurrence of the deficient sales tax refund procedures. The recurrence of such a case shall be determined by March 29, 2024 (or the following business day if such date falls on a non-business day), with March 29, 2024 (or the following business day if such date falls on a non-business day) as the first preparation record date, and the last day of each month thereafter (or the following business day if such date falls on a non-business day) as the subsequent preparation record dates. ) as the first preparation record date, and the last day of every month thereafter (if such date falls on a non-business day, the next business day) as the preparation record date, in relation to the request for review made by the Borrower to the Tokyo Regional Tax Tribunal Director on February 22, 2024. And report such document to all Lenders and Urgent by the last day of the month following the month in which such preparation record date falls (if such date falls on a day other than a business day, the business day immediately following such date).

8.

Article 21.1.1 Pillar 1 of the Original Agreement

(Before Modification)

(1) Borrower’s Commitment

1 Report The Borrower commits to do the following (a) through (g) at its own expense.

(After Modification)

(1) Borrower’s Commitment

The Borrower commits to do the following (a) through (r) at its own expense.

9.

Following item (q) of Article 21, Paragraph 1, Item 1 of the original contract, the following provision shall be added as item (r) of the same item.

(x) Report on Compliance Status Concerning the Maintenance of the Planned Level of Accounts Receivable Balance (Actual)
A written report, in the format prescribed in Appendix 5 attached to this Agreement, that reports on the compliance status, as of each of the reference dates being June 30, 2024 and September 30, 2024, with the matters set forth in Item 7 of this Paragraph, shall be prepared. Such written report shall be submitted to the Lenders and the Agent by the end of the month following each reference date (or, if such date is a non-business day, the next business day).

10.

The following provision shall be added as Item (7) of Paragraph 1, Article 21 of the original contract, following Item (6)

⑦ Maintenance of Accounts Receivable Balance (Actual) at Planned Levels
The Borrower covenants to comply with the following provisions (a) and (b). For the avoidance of doubt, the Agent shall not be obligated to verify when Phase 1 or Phase 2 has ended.

(a)
The Borrower shall maintain the actual balance of accounts receivable as of the end of June 2024 at or below ¥16,408 million.

(b)
If September 30, 2024 falls within Phase 1, the Borrower shall maintain the actual balance of accounts receivable as of that date at or below ¥14,730 million.
If September 30, 2024 falls within Phase 2, the Borrower shall maintain the actual balance of accounts receivable as of that date at or below the amount calculated by multiplying the average sales for the six months ending on that date by 5.5 and adding ¥500 million.

11.

An attachment to this agreement, as Attachment 5 (Compliance Report on Maintenance of Accounts Receivable Balance (Actual) at Planned Levels), shall be added after the original contract’s Appendix 4 (Report on Borrowings).

12.

The parties to this agreement acknowledge that the change of the maturity date under this article does not imply an extension of the commitment period as stipulated in the original contract. Furthermore, they confirm that there will be no change to the original principal guarantee confirmation date as specified in the original contract, and that the guarantor will continue to bear the guarantee obligations for the individual loan subject to the change.

Article 2: Effectiveness of Other Provisions of the Original Contract

Except as provided in Article 1 of this agreement, all other provisions of the original contract shall remain in effect.

Article 3: Effective Date of this Agreement

This agreement shall become effective from the date of its execution.

Article 4: Guidelines Regarding Management Guarantees

If the guarantor requests the restructuring of guarantee obligations under the original contract, as amended by this agreement, in accordance with the “Guidelines on Management Guarantees” published by the Study Group on Management Guarantees (secretariat: the National Bankers Association and the Japan Chamber of Commerce and Industry) on December 5, 2013 (including any revisions made after the publication), to any lender or the agent, all lenders and the agent shall make efforts to respond in good faith to such restructuring in accordance with the said guidelines.

In witness shereof, all parties hereto have executed an original copy of this Agreement, signed or sealed by the parties hereto, and such original copy is in the possession of the Agent. Each of the other parties hereto shall receive a copy from the Agent.

June 25, 2024

Borrower (address and name and seal):

5-9, Koto-bashi 2-chome, Sumida-ku, Tokyo

Yoshitsu Co.,Ltd.

Representative Director Mei Kanayama

(Yoshitsu Co.,Ltd.)

Guarantor (address and name and seal):

2-3-30-4810 Harumi, Chuo-ku, Tokyo

(Mei Kanayama)

Lender and Agent (address (Name and Seal):

4-5 Marunouchi 1-chome, Chiyoda-ku, Tokyo Junichi Hanzawa, Representative Director, The Bank of Mitsubishi UFJ, Ltd.

(The Bank of Mitsubishi UFJ, Ltd.)

Lender (Address and Name and Seal):

1-39-10, Kameido, Koto-ku, Tokyo Taira Shimaroh, Manager, Kameido Corporate Department, Mizuho Bank, Ltd.

(Mizuho Bank, Ltd.)

Lender (Address and Name and Seal): (Name and seal):

2-12-8 Koto-bashi, Sumida-ku, Tokyo

Toshihide Fujita, Branch Manager, Kinshicho Branch, Resona Bank, Ltd.

(Resona Bank, Ltd.)

Lender (address, name and seal):

4-19-4 Koto-bashi, Sumida-ku, Tokyo Masaaki Tamura, Manager, Corporate Sales Department Kinshicho, Sumitomo Mitsui Banking Corporation

(Sumitomo Mitsui Banking Corporation)

Lender (address and (Name and seal):

4-1-6 Shinjuku, Shinjuku-ku, Tokyo

Shinjuku Branch, The Iyo Bank, Ltd.

Branch Manager Hiroshi Kadota

(The Iyo Bank, Ltd.)

Lender (Name and address):

2F Asahi Seimei Shinkoiwa Building 1-53-10 Shin-Koiwa, Katsushika-ku, Tokyo

Company

Koiwa Branch, Sengyo Bank, Ltd.

Branch Manager Yoshitaka Tanaka

(Chiba Bank, Ltd.)

Lender (Name and address) (Name and Seal):

2-3-5 Akasaka, Minato-ku, Tokyo Tokyo Tokyo Star Bank, Limited

Asset Management Department

Yoshinori Iwanami, General Manager

(Tokyo Star Bank, Limited)

Lender (Address and Name and Seal):

Sumitomo Mitsui Trust Bank, Limited 1-4-1 Marunouchi, Chiyoda-ku, Tokyo

Takahiro Ayano, General Manager, Head Office Operations Division 6

(Sumitomo Mitsui Trust Bank, Limited) 13 -

Lender (address and name and seal):

4-1-25 Sakura, Utsunomiya-shi, Tochigi

The Ashikaga Bank, Ltd.

Kazuyuki Shimizu, Representative Director

(The Ashikaga Bank, Ltd.)

Lender (address and name and seal):

1-7-1 Nihonbashi Muromachi, Chuo-ku, Tokyo The Suruga Bank, Limited Tokyo Branch

Toshimitsu Sato, Branch Manager

(The Suruga Bank, Limited)

Lender (name and seal) address and name and seal):

3-10-7 Iwamoto-cho, Chiyoda-ku, Tokyo Takashi Nojima, Branch Manager, The Kochi Bank, Ltd. Tokyo Branch

(The Kochi Bank, Ltd.)

Lender (address and name and seal):

2-26-10 Kameido, Koto-ku, Tokyo

Tachibana Kameido Building 7th Floor

Kameido Branch, Tokushima Taisho Bank, Ltd.

Yuichi Honchi, Branch Manager

(Tokushima Taisho Bank, Ltd.)

Lender (address and Name and Seal):

3-10-7 Ginza, Chuo-ku, Tokyo

Stock

Company

Tokyo Branch of The Towa Bank, Limited

Branch Manager Takeshi Kishi

(The Towa Bank, Limited)

Lender (Address and Name and Seal):

2F Sakura Muromachi Building, 4-5-1 Nihonbashi Muromachi, Chuo-ku, Tokyo

Tokyo Branch of Kansai Mirai Bank, Limited

Branch Manager Seiichi Ota

(Kansai Mirai Bank, Limited) -

Lender (Address, Signature and Seal):

4-1-22 Nihonbashi Muromachi, Chuo-ku, Tokyo
Kazuya Matsumoto, Tokyo Branch, Hachijuni Bank
(Hachijuni Bank Co., Ltd.)

Lender (Address, Signature and Seal):

1-8 Kanda Banchou, Chiyoda-ku, Tokyo
Yuta Kodera, Director, Tokyo Branch, Kita-Nihon Bank
(Kita-Nihon Bank Co., Ltd.)

Lender (Address, Signature and Seal):

1-52-8 Shin-Koiwa, Katsushika-ku, Tokyo
Mitsuaki Tamura, Higashi Shinkin Bank
(Higashi Shinkin Bank Co., Ltd.)

Attachment 5 (Compliance Status Report on Maintenance of Planned Level of Accounts Receivable Balance (Actual))

To: Lender

Compliance Status Report on Maintenance of Planned Level of Accounts Receivable Balance (Actual)

(The Lender in this Agreement as of the submission of this document, as described below. The same applies hereinafter)

Attention: Agent

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

To: Administration Group, Solution Products Department

(Borrower)

Revolving Credit Facility Agreement of Yoshitsu Co., Ltd.

This is a report based on the Revolving Credit Facility Agreement dated September 27, 2022, made by and between Yoshitsu Co., Ltd. (hereinafter referred to as the “Borrower”) and Mitsubishi UFJ Bank Ltd. (hereinafter referred to as the “Agent”), with the Agent acting as the facility agent (including any subsequent amendments, hereinafter referred to as the “Agreement”). In accordance with the provisions of Article 21, Paragraph 1, Item (r) of the Agreement, the Borrower hereby reports the compliance status with respect to the matters specified in Item (7) of the same paragraph as of the reporting reference date set forth below, to the Lenders and the Agent as outlined below. Unless otherwise defined in this document, terms used in this document shall have the same meanings as defined in the Agreement.

1. Reporting base date: Last day of the year

2. If the reporting base date is the last day of June 2024 (reporting under Article 21.1.7(a))

Balance of accounts receivable as of the last day of June 2024 (actual)

Money [       ] yen

*Condition = 16,408 million yen or less

3. If the reporting base date is the last day of September 2024 (reporting under Article 21.1.7(b))

(1) If the end of September 2024 is included in the first phase

Balance of accounts receivable as of the last day of June 2024 (actual)

Money [       ] yen

*Condition = 14,730 million yen or less

(2)If the end of September 2024 is included in the second phase

1 Achievement month of accounts receivable turnover

[      ] month [      ] year

2 Balance of accounts receivable as of the end of December 2024 (actual)

[       ] Yen

3 Six-month sales average as of the end of December 2024 [       ] Yen

4 ③ x 5.5 + ¥500 million [       ] yen

*Condition=2 is must be less than 4 or more